EXHIBIT 10B(iii)

                    THIRD AMENDMENT TO BAREBOAT CHARTER PARTY


        THIS THIRD AMENDMENT TO BAREBOAT CHARTER PARTY, made as of this 1st day of March, 1997 (hereinafter referred to as the "Third Amendment") by and between Kadampanattu Corp. (K Corp) and Trailer Bridge, Inc. (Trailer Bridge).

        WHEREAS, in February, 1992 K Corp and Trailer Bridge entered into two
   (2) identical Bareboat Charter Party agreements for the vessels JAX-SAN JUAN BRIDGE and SAN JUAN-JAX BRIDGE; and

        WHEREAS, such Bareboat Charter Party agreements were extended each year for an additional year; and

        WHEREAS, in December, 1994 K Corp and Trailer Bridge entered into an amendment to extend such Bareboat Charter Party agreements to March 1, 1997; and

        WHEREAS, in October, 1995 K Corp and Trailer Bridge entered into an amendment to extend such Bareboat Charter Party agreements until the later of March 1, 1997 and the date upon which the Construction and Term Loan Agreement between K Corp and The First National Bank of Boston terminates and all Loans and other obligations thereunder have been indefeasibly and irrevocably repaid in full, in cash,

        In consideration of the mutual covenants and agreements to be kept and performed on the part of said parties hereto, respectively as herein stated, K Corp and Trailer Bridge hereby agree as follows:

        1. Amendment to section entitled "Period". The section entitled "Period" of each Bareboat Charter Party is hereby amended by deleting the text thereof in its entirety and substituting the following therefor:

                  PERIOD.  This Charter Party shall remain in
             effect until the later of September 1, 2010 or the date upon which the Construction and Term Loan Agreement between K Corp and The First National Bank of Boston terminates and all Loans and other obligations thereunder have been indefeasibly and irrevocably repaid in full, in cash, at which time this Charter Party may be extended by mutual agreement of the parties.

                  At the later of September 1, 2010 or the date
             upon which the Construction and Term Loan Agreement between K Corp and The First National Bank of Boston terminates and all Loans and other obligations thereunder have been indefeasibly and irrevocably repaid in full, in cash. Trailer Bridge shall have the right, but not the obligation, by giving written notice to K Corp, not more than 120 days but not less than 60 days prior to the expiration of the term of this Charter Party, to extend this Charter Party until September 1, 2018 at the rate of ELEVEN THOUSAND DOLLARS AND NO CENTS ($11,000.00) per day for each vessel or, alternatively, Trailer Bridge, may purchase the vessel from K Corp at its then fair market value.

        Except, and solely to the extent that the same has been specifically modified, amended or supplemented hereby, by this Third Amendment, all of the terms and conditions of the Bareboat Charter Party shall continue in full force and effect.

        IN WITNESS WHEREOF, K Corp and Trailer Bridge have caused this Third Amendment to be executed as of the date and year first above written.


                                 KADAMPANATTU CORP.


                                 By:  /s/ John D. McCown
                                      John D. McCown, President



                                 TRAILER BRIDGE, INC.


                                 By:  /s/ John D. McCown
                                      John D. McCown, Chairman